Exhibit 99.1

For Immediate Release

Innoviva Reports First Quarter 2016 Financial Results

Including:

•                  Royalty revenues of $27.4 million, a 171% increase compared to Q1 2015

•                  37% quarter over quarter growth in U.S. prescriptions for RELVAR/BREO ELLIPTA

•                  Net income of $4.4 million, or $0.04 per share, and Adjusted Cash EPS of $0.09 per share

•                  Management will host a conference call and webcast today at 5:00 p.m. EDT

SOUTH SAN FRANCISCO, Calif., April 28, 2016 — Innoviva, Inc. (NASDAQ: INVA) today reported financial results for the first quarter ended March 31, 2016. Royalties earned on net sales of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA® from Glaxo Group Limited (GSK) during the first quarter of 2016 reached $27.4 million, up from $10.1 million in the first quarter 2015.

Income from operations for the first quarter of 2016 was $17.5 million, compared to $0.7 million in the same period in 2015 and to $17.3 million in the fourth quarter 2015. Adjusted EBITDA was $22.9 million, compared with $6.2 million in the first quarter of 2015 and with $22.4 million in the fourth quarter 2015. Net cash and cash equivalents, short-term investments, and marketable securities totaled $168.2 million and reflected the repurchase of $25.4 million in Innoviva stock during the quarter.  Royalties receivable from GSK totaled $27.4 million at March 31, 2016.

“We are very pleased with the performance of the company during the first quarter highlighted by ongoing gains in revenues, prescriptions, and market share for both RELVAR/BREO ELLIPTA and ANORO ELLIPTA.  According to IMS, TRx prescription volumes in the US grew by 37% for BREO and by 22% for ANORO compared to the fourth quarter of 2015 while U.S. market share reached an all-time high for both products,” said Michael W. Aguiar, President and Chief Executive Officer of Innoviva. “Additionally, we continued to execute our capital return plan and have repurchased approximately $25.4 million in Innoviva stock in 2016, consistent with our goal of providing long-term returns to our stockholders.”

Recent Highlights

•                  In the first quarter of 2016, net sales of RELVAR®/BREO® ELLIPTA® by GSK were $161.9 million, compared to $59.9 million in the first quarter of 2015 (a 170% increase), of which $80.7 million was U.S. sales and $81.2 million was sales from non-U.S. markets.

•                  As of March 31, 2016, RELVAR®/BREO® ELLIPTA® has been launched in more than 50 countries.

•                  In the first quarter of 2016, net sales of ANORO® ELLIPTA® by GSK were $48.1 million, compared to $17.7 million in the first quarter of 2015 (a 172% increase), comprised of $32.7 million in the U.S. market and $15.4 million in non-U.S. markets.

•                  As of March 31, 2016, ANORO® ELLIPTA® has been launched in more than 40 countries.

•                  During the first quarter and up to April 27 2016, Innoviva repurchased $25.4 million of stock through open market purchases under its previously announced $150 million share repurchase program, with an average purchase price of $10.35 per share. Approximately $100 million remain available under the repurchase program.

Additional Financial Results for the First Quarter of 2016

Total revenue for the first quarter of 2016 was $24.2 million, which primarily resulted from royalties of $27.4 million from net sales of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®, compared to $10.1 million in the first quarter of 2015 and to $26.1 million in the fourth quarter of 2015. The majority of royalties were driven by sales of RELVAR®/BREO® ELLIPTA®.

Operating expenses for the first quarter of 2016 were $6.6 million, compared with $6.2 million in the first quarter of 2015 and with $5.5 million in the fourth quarter of 2015.

Net income was $4.4 million, or $0.04 per share, in the first quarter of 2016, compared to a net loss of $10.7 million or $0.09 per share in the first quarter of 2015 and to a net profit of $4.3 million, or $0.04 per share, in the fourth quarter of 2015.  Adjusted EBITDA was $22.9 million for the first quarter of 2016, compared to $6.2 million in the first quarter of 2015 (a 271% increase) and to $22.4 million in the fourth quarter of 2015. Adjusted Cash EPS for the first quarter of 2016 was $0.09 per share, compared to ($0.05) per share in the first quarter of 2015.

Conference Call and Webcast Information

To participate in Innoviva’s conference call at 5:00 p.m. EDT today, please dial (877) 837-3908 from the U.S., or (973) 890-8166 for international callers. The conference call will also be webcast live by visiting Innoviva’s website at www.inva.com and will be available for 30 days.  An audio replay will also be available by dialing (855) 859-2056 from the U.S., or (404) 537-3406 for international callers, and entering confirmation code 36373209.

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles in the United States, or GAAP, Innoviva uses the non-GAAP financial measures of adjusted EBITDA and Adjusted Cash EPS. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the accompanying financial table under the headings “Reconciliation of Non-GAAP Financial Measures to GAAP.”

Innoviva believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing Innoviva’s on-going operations and prospects for the future and provides an additional tool for investors to use in comparing Innoviva’s financial results with other companies in Innoviva’s industry or with similar operating profiles. Adjusted EBITDA and Adjusted Cash EPS are used as supplemental financial measures by Innoviva’s management and frequently discussed with external users of its financial statements, such as investors, commercial banks, research analysts and others, to assess:

•                  the financial performance of Innoviva’s assets without regard to financing methods, capital structure, or historical cost basis;

•                  the ability of Innoviva’s assets to generate cash sufficient to pay interest costs and support its indebtedness; and

•                  Innoviva’s operating performance and cash return on investment compared to those of other companies, without regard to financing or capital structures.

Adjusted EBITDA is determined by taking GAAP net income from operations and adding back stock-based compensation expense from continuing operations, depreciation expense from continuing operations and amortization of capitalized fees paid to a related party. Innoviva believes the non-GAAP measure of adjusted EBITDA is important as it measures the Company’s ability to generate cash to pay interest costs and support its indebtedness, and it is also used currently in the Company’s annual performance review process. Innoviva’s method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other companies.

Adjusted Cash EPS is determined by taking GAAP net income and adding back stock-based compensation expense from continuing operations, depreciation expense from continuing operations and amortization of capitalized fees paid to a related party, and dividing the total by the fully diluted number of shares outstanding used to calculate the GAAP diluted EPS. Innoviva believes the non-GAAP measure of Adjusted Cash EPS provides useful information about the Company’s core operating performance and cash return on investment, and enhances the overall understanding of the Company’s past financial performance and its prospects for the future. Innoviva’s method of computing Adjusted Cash EPS may not be the same method used to compute similar measures reported by other companies.

Adjusted EBITDA and Adjusted Cash EPS should not be considered in isolation or as a substitute to net income/loss, income/loss from operations, cash flows from operating activities, earnings per share or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA and Adjusted Cash EPS are not intended to represent cash flow and do not represent a measure of cash available for distribution. The principal limitation of these non-GAAP financial measures is that it excludes significant elements that are required by GAAP to be recorded in Innoviva’s consolidated financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of Innoviva presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of Innoviva’s non-GAAP financial measures to their most directly comparable GAAP financial measure.

About Innoviva

Innoviva is focused on bringing compelling new medicines to patients in areas of unmet need by leveraging its significant expertise in the development, commercialization and financial management of bio-pharmaceuticals. Innoviva’s portfolio is anchored by the respiratory assets partnered with Glaxo Group Limited (GSK), including RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®, which were jointly developed by Innoviva and GSK. Under the agreement with GSK, Innoviva is eligible to receive associated royalty revenues from RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA® and, if approved and commercialized, VI monotherapy, as well. In addition, Innoviva retains a 15 percent economic interest in future payments made by GSK for earlier-stage programs partnered with Theravance BioPharma, Inc. For more information, please visit Innoviva’s website at www.inva.com.

ANORO®, RELVAR®, BREO® and ELLIPTA® are trademarks of the GlaxoSmithKline group of companies.

Forward Looking Statements

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Innoviva intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks, uncertainties and assumptions. Examples of such statements include statements relating to: prescription and market share trends, payor coverage, the strategies, plans and objectives of the Company, future purchases under the Company’s share repurchase program, the status and timing of clinical studies, data analysis and communication of results, the potential benefits and mechanisms of action of product candidates, expectations for products, and projections of revenue, expenses and other financial items. These statements are based on the current estimates and assumptions of the management of Innoviva as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Innoviva to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: lower than expected future royalty revenue from respiratory products partnered with GSK, delays or difficulties in commencing or completing clinical studies, the potential that results from clinical or non-clinical studies indicate product candidates are unsafe or ineffective, dependence on third parties to conduct its clinical studies, delays or failure to achieve and maintain regulatory approvals for product candidates, and risks of collaborating with third parties to discover, develop and commercialize products. Other risks affecting Innoviva are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Innoviva’s Annual Report on Form 10-K for the year ended December 31, 2015, which is on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of Innoviva’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, to be filed with the SEC in the second quarter of 2016. In addition to the risks described above and in Innoviva’s other filings with the SEC, other unknown or unpredictable factors also could affect Innoviva’s results. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Contact:

Eric d’Esparbes
Sr. Vice President and Chief Financial Officer
650-238-9640
investor.relations@inva.com

INNOVIVA, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
	(unaudited)
Revenue:
Royalty revenue from a related party, net	$23,955	$6,674
Revenue from collaborative arrangements from a related party	221	222
Total revenue(1)	24,176	6,896

Operating expenses:
Research and development	392	712
General and administrative	6,252	5,439
Total operating expenses(2)	6,644	6,151

Income from operations	17,532	745

Other income (expense), net	(32)	1,178
Interest income	92	116
Interest expense	(13,157)	(12,706)

Net income (loss)	$4,435	$(10,667)

Basic and diluted earnings per share	$0.04	$(0.09)

Shares used in computing basic earnings per share	112,482	114,658
Shares used in computing diluted earnings per share	113,178	114,658

Cash dividends declared per common share	$—	$0.25

INNOVIVA, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,
	2016	2015
	(unaudited)
Revenue:
Royalty revenue from a related party, net	$23,955	$22,615
Revenue from collaborative arrangements from a related party	221	221
Total revenue	24,176	22,836

Operating expenses:
Research and development	392	722
General and administrative	6,252	4,821
Total operating expenses	6,644	5,543

Income from operations	17,532	17,293

Other income (expense), net	(32)	3
Interest income	92	52
Interest expense	(13,157)	(13,047)

Net income	$4,435	$4,301

Basic and diluted earnings per share	$0.04	$0.04

Shares used in computing basic earnings per share	112,482	115,183
Shares used in computing diluted earnings per share	113,178	115,482

(1) Revenue is comprised of the following (in thousands):

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)
Royalties from a related party	$27,411	$10,130
Amortization of capitalized fees paid to a related party	(3,456)	(3,456)
Royalty revenue	23,955	6,674
Strategic alliance - MABA program	221	222
Total revenue from a related party	$24,176	$6,896

(2) Amounts include stock-based compensation expense as follows (in thousands):

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)
Research and development	$175	$235
General and administrative	1,689	1,698
Total stock-based compensation expense	$1,864	$1,933

INNOVIVA, INC.

Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2016	2015
	(unaudited)	(1)

Assets
Cash, cash equivalents and marketable securities	$168,192	$187,283
Other current assets	28,514	27,042
Property and equipment, net	193	221
Capitalized fees paid to a related party, net	190,912	194,368
Other assets	18	18
Total assets	$387,829	$408,932

Liabilities and stockholders’ deficit
Other current liabilities	$3,176	$4,695
Accrued interest payable	6,562	7,911
Deferred revenue	3,763	3,984
Convertible subordinated notes	251,124	250,992
Non-recourse notes payable, due 2029	483,389	482,139
Other long-term liabilities	1,784	1,856

Stockholders’ deficit	(361,969)	(342,645)
Total liabilities and stockholders’ deficit	$387,829	$408,932

(1) The selected consolidated balance sheet amounts at December 31, 2015 are derived from audited financial statements.

INNOVIVA, INC.

Reconciliation of GAAP to Non-GAAP Operating Results

(in thousands)

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)
Reconciliation from GAAP net income from operations to adjusted EBITDA:
GAAP net income from operations	$17,532	$745
Non-GAAP adjustments:
Stock-based compensation	1,864	1,933
Depreciation	28	27
Amortization of capitalized fees paid to a related party	3,456	3,456

Adjusted EBITDA	$22,880	$6,161

INNOVIVA, INC.

Reconciliation of GAAP to Non-GAAP Operating Results

(in thousands)

	Three Months Ended
	March 31,	December 31,
	2016	2015
	(unaudited)
Reconciliation from GAAP net income from operations to adjusted EBITDA:
GAAP net income from operations	$17,532	$17,293
Non-GAAP adjustments:
Stock-based compensation	1,864	1,650
Depreciation	28	28
Amortization of capitalized fees paid to a related party	3,456	3,456

Adjusted EBITDA	$22,880	$22,427

INNOVIVA, INC.

Reconciliation of GAAP to Non-GAAP Operating Results

(in thousands)

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)
Reconciliation from GAAP net income to adjusted cash earnings:
GAAP net income	$4,435	$(10,667)
Non-GAAP adjustments:
Stock-based compensation	1,864	1,933
Depreciation	28	27
Amortization of capitalized fees paid to a related party	3,456	3,456

Adjusted cash earnings	$9,783	$(5,251)

Basic and diluted adjusted cash earnings per share	$0.09	$(0.05)

Shares used in computing basic adjusted cash earnings per share	112,482	114,658
Shares used in computing diluted adjusted cash earnings per share	113,178	114,658